Exhibit 5.2

[Morris, Nichols, Arsht & Tunnell LLP Letterhead]

September 9, 2025

Fossil Trust

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Re: Fossil Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Fossil Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law set forth below relating to the filing by the Issuer (as defined below) and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) of the registration statement No. 001-41040 filed on Form S-3 and the registration statement on Form S-4 (the “Registration Statements”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Notes (as defined below).

In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Registration Statements; the form of Issuer’s 9.500% First-Out Senior Secured Notes due 2029 (the “First-Out Notes”); the form of Senior Secured Notes Indenture (the “First-Out Indenture”) to be entered into among the Fossil Group, Inc. (the “Issuer”), the Trust and the other guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee and notes collateral agent (the “Trustee”), pursuant to which, among other things, the Trust guarantees (the “First-Out Guarantee”) the obligations of the Issuer under the First-Out Notes; the form of Issuer’s 7.500% Second-Out Senior Secured Notes due 2029 (the “Second-Out Notes” and together with the First-Out Notes, the “Notes”); the form of Senior Secured Notes Indenture (the “Second-Out Senior Indenture” and together with the First-Out Indenture, the “Transaction Documents”) to be entered into among the Issuer, the Trust and the other Guarantors and the Trustee, pursuant to which, among other things, the Trust guarantees (the “Second-Out Guarantee” and together with the First-Out Guarantee, the “Guarantee”) the obligations of the Issuer under the Second-Out Notes; the Agreement and Contract of Trust of the Trust dated August 31, 1994 (the “Trust Agreement”); the Certificate of Trust of the Trust as filed in the State Office on August 31, 1994; the Certificate of Amendment of Statutory Business Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 11, 2002; the Certificate of Change of Locations of Registered Office and Registered Agent of the Trust as filed in the State Office on January 27, 2004; the Amended and Restated Certificate of Trust of the Trust as filed in the State Office on May 16, 2013 (the “Certificate of Trust” and together with the Trust Agreement, the “Governing Documents”); the Action by Unanimous Written Consent of the Governing Bodies of the Entities Party Thereto dated as of August 12, 2025 (the “Consent”); a Certificate of the Regular Trustees of the Trust dated on or about the date hereof; and a certificate of good standing of the Trust obtained from the State Office as of a recent date. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal competence and capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed by our opinion in paragraph 1 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinion in paragraph 3 below, the due authorization, adoption, execution, and delivery, as applicable, of each of the above referenced documents; (iii) the payment of consideration for beneficial interests in the Trust by all beneficial owners of the Trust as provided in the Trust Agreement and the satisfaction of, or compliance with, all of the other terms, conditions and restrictions set forth in the Trust Agreement in connection with the admission of beneficial owners to the Trust and the issuance of beneficial interests in the Trust; (iv) that the activities of the Trust have been and will be conducted in accordance with the terms of the Trust Agreement and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Trust Act”); (v) that no event or circumstance has occurred on or prior to the date hereof that would cause a termination or dissolution of the Trust under the Trust Agreement or the Delaware Trust Act, as applicable; and (vi) that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above referenced documents and on the accuracy, as of the date hereof, of the factual matters therein contained. In addition, we note that each of the Transaction Documents is governed by and construed in accordance with the laws of a jurisdiction other than the State of Delaware and, for purposes of our opinions set forth below, we have assumed that the Transaction Documents will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any legal standards or concepts under any laws other than those of the State of Delaware.

Based on and subject to the foregoing and to the exceptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2. The Trust has requisite statutory trust power and authority under the Trust Agreement and the Delaware Trust Act to execute and deliver the Transaction Documents and perform its obligations thereunder, including without limitation, granting the Guarantee and performing its obligations thereunder.

3. The Trust has taken all requisite statutory trust action under the laws of the State of Delaware to authorize the execution, delivery and performance of the Transaction Documents by the Trust, including without limitation, the granting and performance of the Guarantee by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Report on Form S-3 and Form S-4 filed by Fossil Group, Inc. on September 9, 2025 and incorporated by reference into the Registration Statements. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Tarik J. Haskins

Tarik J. Haskins